Exhibit 99.2

Encore Capital Group, Inc. Prices $200.0 Million Convertible Senior Notes Offering
SAN DIEGO, February 28, 2023 (GLOBE NEWSWIRE) -- Encore Capital Group, Inc. (Nasdaq: ECPG) (“Encore”) today announced the pricing of its offering of $200.0 million aggregate principal amount of 4.00% convertible senior notes due 2029 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $175.0 million aggregate principal amount of notes. Encore also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $30.0 million aggregate principal amount of notes solely to cover over-allotments, if any.

The notes will be senior, unsecured obligations of Encore, and will accrue interest at a rate of 4.00% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2023. The notes will mature on March 15, 2029, unless earlier repurchased or redeemed by Encore or converted. Before December 15, 2028, noteholders will have the right to convert their notes only in certain circumstances and during specified periods. From and after December 15, 2028, noteholders may convert their notes at any time until the close of business on the second scheduled trading day immediately before the maturity date. Encore will settle any conversions in cash and, if applicable, shares of its common stock. The initial conversion rate is 15.1763 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $65.89 per share of common stock. The initial conversion price represents a premium of approximately 27.5% over the last reported sale price of $51.68 per share of Encore’s common stock on February 28, 2023. The conversion rate will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part, for cash at Encore’s option at any time, and from time to time, on or after March 20, 2026 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Encore’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, holders of the notes may require Encore to repurchase all or part of their notes for cash. The repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.

Encore estimates that the net proceeds from the offering will be approximately $194.1 million (or approximately $223.3 million if the initial purchasers fully exercise their over-allotment option), after deducting the initial purchasers’ discounts and commissions and estimated fees and expenses. Encore expects to use a portion of the net proceeds from this offering to purchase and surrender for cancellation, in separate privately negotiated transactions effected through one of the initial purchasers or its affiliate, concurrently with the pricing of the offering, approximately $154.8 million aggregate principal amount of Encore Capital Europe Finance Limited’s 4.500% exchangeable senior notes due 2023 (the “2023 Exchangeable Notes”) for approximately $192.5 million, including accrued and unpaid interest (the “2023 Exchangeable Notes repurchase”).

In connection with the 2023 Exchangeable Notes repurchase, Encore entered into agreements with the relevant financial institutions (the “existing option counterparties”) to terminate a portion of the capped call option transactions that Encore previously entered into concurrently with the issuance of the 2023 Exchangeable Notes (the “existing option termination transactions”) in a notional amount corresponding to the amount of the 2023 Exchangeable Notes that are purchased in the 2023 Exchangeable Notes repurchase. In connection with the existing option termination transactions, Encore will receive cash payments in amounts that depend in part on the market price of Encore’s common stock at the pricing of the offering.

Encore intends to use approximately $16.1 million of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. Encore intends to use the remainder of the net proceeds for general corporate purposes, which may include working capital, capital expenditures, acquisitions or repayment or repurchase of outstanding debt, which may include Encore’s global senior credit facility, its 3.250% convertible senior notes due 2025 and any remaining 2023 Exchangeable Notes, and repurchases of Encore’s common stock from time to time following the offering. If the initial purchasers exercise their over-allotment option, then Encore intends to use a portion of the additional net proceeds from the sale of the additional notes to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, Encore entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Encore’s common stock underlying the notes.

The cap price of the capped call transactions will initially be approximately $82.69 per share, which represents a premium of 60% over the last reported sale price of Encore’s common stock of $51.68 per share on February 28, 2023, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Encore’s common stock upon any conversion of the notes and/or offset any potential cash payments Encore is required to make in excess of the principal amount of converted notes, as the case may be. If, however, the market price per share of Encore’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

Encore expects that certain purchasers of the notes may seek to sell shares of Encore’s common stock in the market and/or enter into various derivative transactions with respect to Encore’s common stock to establish hedge positions with respect to the notes. Encore also expects that holders of the 2023 Exchangeable Notes who sell those notes in the 2023 Exchangeable Notes repurchase may unwind or enter into various derivative transactions with respect to Encore’s common stock and/or purchase shares of Encore’s common stock in the market to unwind their existing hedge positions in connection with the relevant 2023 Exchangeable Notes. In connection with the existing option termination transactions, Encore expects that the existing option counterparties and/or their respective affiliates may sell shares of Encore’s common stock in secondary market transactions and/or unwind or enter into various derivative transactions with respect to Encore’s common stock. Encore also expects the option counterparties to purchase shares of Encore’s common stock and/or enter into various derivative transactions with respect to Encore’s common stock concurrently with or shortly after the pricing of the notes in connection with the capped call transactions. Encore believes that the market activities described above occurred during the course of the day on which Encore priced the offering of the notes, represented a significant portion of the trading in Encore’s common stock on that day and could have reduced the market price of Encore’s common stock and, in turn, the initial conversion price of the notes.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Encore’s common stock and/or purchasing or selling Encore’s common stock or other securities of Encore in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes or following any repurchase of notes by Encore in connection with any optional redemption or fundamental change and (y) are likely to do so following any repurchase of notes by Encore other than in connection with any optional redemption or fundamental change if Encore elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of Encore’s common stock or the market value of the notes, which could affect holders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that holders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any state securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and state securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer of the securities will be made only by means of a private offering memorandum.

About Encore

Encore is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.

Headquartered in San Diego, Encore is a publicly traded Nasdaq Global Select Market company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. Forward-looking statements represent Encore’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Encore’s business, including those described in periodic reports that Encore files from time to time with the U.S. Securities and Exchange Commission. Encore may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Encore does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com